Exhibit 24.1

LYONDELL CHEMICAL COMPANY

POWER OF ATTORNEY

WHEREAS, LYONDELL CHEMICAL COMPANY, a Delaware corporation (the “Company”), intends to file with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), a Registration Statement on Form S-3, including a prospectus, with such amendment or amendments thereto, whether pre-effective or post-effective, in each case as may be necessary or appropriate, together with any and all exhibits and other documents having relation to said Registration Statement (collectively, the “Registration Statement”), in connection with the potential future issuance of the Company’s common stock, par value $1.00 per share (“Common Stock”), upon any conversion of Millennium Chemicals Inc.’s 4% convertible debentures due 2023 into the Company’s Common Stock after the closing of the transaction between the Company and Millennium Chemicals Inc.

NOW, THEREFORE, each of the undersigned, in his or her capacity as a director or officer, or both, as the case may be, of the Company, does hereby appoint Dan F. Smith, T. Kevin DeNicola, Charles L. Hall and Kerry A. Galvin, and each of them severally, his or her true and lawful attorneys or attorney with power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in his or her capacity as a director or officer or both, as the case may be, of the Company, the Registration Statement and all instruments necessary or incidental in connection therewith, with such amendment or amendments thereto in each case as may be necessary or appropriate, together with any and all exhibits and other documents relating thereto as said attorneys or any of them shall deem necessary or incidental in connection therewith, and to file the same or cause the same to be filed with the Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever necessary or desirable to be done to the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, each of the undersigned hereby ratifying and approving the acts of said attorneys and each of them.

IN WITNESS WHEREOF, each of the undersigned has executed this instrument on this 22nd day of October, 2004.

Signature	Title

/S/ DAN F. SMITH Dan F. Smith	President, Chief Executive Officer and Director

/S/ T. KEVIN DENICOLA T. Kevin DeNicola	Senior Vice President and Chief Financial Officer

/S/ CHARLES L. HALL Charles L. Hall	Vice President, Controller and Chief Accounting Officer

/S/ DR. WILLIAM T. BUTLER Dr. William T. Butler	Chairman of the Board of Directors and Director

/S/ CAROL A. ANDERSON Carol A. Anderson	Director

/S/ STEPHEN I. CHAZEN Stephen I. Chazen	Director

Signature	Title

/S/ TRAVIS ENGEN Travis Engen	Director

/S/ DANNY W. HUFF Danny W. Huff	Director

/S/ DR. RAY R. IRANI Dr. Ray R. Irani	Director

/S/ DAVID J. LESAR David J. Lesar	Director

/S/ STEPHEN F. HINCHLIFFE, JR. Stephen F. Hinchliffe, Jr.	Director

/S/ DUDLEY C. MECUM Dudley C. Mecum	Director

/S/ DR. WILLIAM R. SPIVEY Dr. William R. Spivey	Director

LYONDELL CHEMICAL COMPANY

POWER OF ATTORNEY

WHEREAS, LYONDELL CHEMICAL COMPANY, a Delaware corporation (the “Company”), intends to file with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), a Registration Statement on Form S-3, including a prospectus, with such amendment or amendments thereto, whether pre-effective or post-effective, in each case as may be necessary or appropriate, together with any and all exhibits and other documents having relation to said Registration Statement (collectively, the “Registration Statement”), in connection with the potential future issuance of the Company’s common stock, par value $1.00 per share (“Common Stock”), upon any conversion of Millennium Chemicals Inc.’s 4% convertible debentures due 2023 into the Company’s Common Stock after the closing of the transaction between the Company and Millennium Chemicals Inc.

NOW, THEREFORE, each of the undersigned, in his or her capacity as a director of the Company, does hereby appoint Dan F. Smith, T. Kevin DeNicola, Charles L. Hall and Kerry A. Galvin, and each of them severally, his or her true and lawful attorneys or attorney with power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in his or her capacity as a director or officer or both, as the case may be, of the Company, the Registration Statement and all instruments necessary or incidental in connection therewith, with such amendment or amendments thereto in each case as may be necessary or appropriate, together with any and all exhibits and other documents relating thereto as said attorneys or any of them shall deem necessary or incidental in connection therewith, and to file the same or cause the same to be filed with the Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever necessary or desirable to be done to the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, each of the undersigned hereby ratifying and approving the acts of said attorneys and each of them.

IN WITNESS WHEREOF, each of the undersigned has executed this instrument on this 1st day of December, 2004.

Signature	Title

/S/ WORLEY H. CLARK, JR. Worley H. Clark, Jr.	Director

/S/ DAVID J. P. MEACHIN David J. P. Meachin	Director